Consent of Independent Registered Public Accounting Firm

The Board of Trustees

Oppenheimer Funds

We consent to the use of our reports, with respect to the financial statements and financial highlights of the predecessor funds listed in Appendix I, that are part of the Oppenheimer Funds mutual fund group, each incorporated by reference herein, and to the references to our firm under the headings “Financial Highlights” in the Prospectuses, and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

/s/ KPMG LLP

Denver, Colorado

May 22, 2019

Appendix I

Predecessor Fund Name	Fiscal Year End	Audit Report Date
Oppenheimer Capital Appreciation Fund/VA	December 31, 2018	February 14, 2019
Oppenheimer Conservative Balanced Fund/VA	December 31, 2018	February 14, 2019
Oppenheimer Discovery Mid Cap Growth Fund/VA	December 31, 2018	February 14, 2019
Oppenheimer Global Fund/VA	December 31, 2018	February 14, 2019
Oppenheimer Global Strategic Income Fund/VA	December 31, 2018	February 19, 2019
Oppenheimer Government Money Fund/VA	December 31, 2018	February 14, 2019
Oppenheimer International Growth Fund/VA	December 31, 2018	February 14, 2019
Oppenheimer Main Street Fund/VA	December 31, 2018	February 14, 2019
Oppenheimer Main Street Small Cap Fund/VA	December 31, 2018	February 14, 2019
Oppenheimer Total Return Bond Fund/VA	December 31, 2018	February 14, 2019